SECOND AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                     AMERICAN UNITED LIFE INSURANCE COMPANY
                As amended by resolution dated February 13, 2004

     The following articles constitute the Bylaws ("Bylaws") of American United Life Insurance Company (the "Corporation") as adopted by the Board of Directors to be effective as of February 19, 2004, and as thereafter amended from time to time.

                                    ARTICLE I

                       CORPORATE SEAL AND PRINCIPAL OFFICE

     Section 1. Corporate Seal. The corporate seal shall be circular in form with the words "American United Life Insurance Company" around the top of its periphery and the word "Seal" and around the bottom of the periphery.

     Section 2. Principal Office. The principal office and place of business of the Corporation shall be at One American Square, in the city of Indianapolis, County of Marion and State of Indiana.

                                   ARTICLE II

                      RECORDS PERTAINING TO SHARE OWNERSHIP

     Section 1. Recognition of Shareholders. The Corporation is entitled to recognize a person registered on its books as the owner of shares of the Corporation as having the exclusive right to receive dividends and to vote those shares, notwithstanding any other person's equitable or other claim to, or interest in, those shares.

     Section 2. Transfer of Shares. Shares are transferable only on the books of the Corporation, subject to any transfer restrictions imposed by the Articles of Incorporation, these Bylaws, or an agreement among shareholders and the Corporation. Shares may be so transferred upon presentation of the certificate representing the shares, endorsed by the appropriate person or persons, and accompanied by (a) reasonable assurance that those endorsements are genuine and effective, and (b) a request to register the transfer. Transfers of shares are otherwise subject to the provisions of the Indiana Business Corporation Law (or any successor provision) (the "Act") and Article 8 of the Indiana Uniform Commercial Code (or any successor provision).

     Section 3. Certificates. Each shareholder is entitled to a certificate signed (manually or in facsimile) by the President or a Vice President and the Secretary or an Assistant Secretary, setting forth (a) the name of the Corporation and that it was organized under Indiana law, (b) the name of the person to whom issued, and (c) the number of shares represented. The Board of Directors shall prescribe the form of the certificate. All

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certificates  for
shares, including certificates for newly issued shares, shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in respect of such transfer until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 4. Lost or Destroyed Certificates. A new certificate may be issued to replace a lost or destroyed certificate. Unless waived by the Board of Directors, the shareholder in whose name the certificate was issued shall make an affidavit or affirmation of the fact that his certificate is lost or destroyed, shall advertise the loss or destruction in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in the amount and form which the Board of Directors may prescribe.

                                   ARTICLE III

                              SHAREHOLDER MEETINGS

     Section 1. Annual Meeting. The regular annual meeting of the shareholders of this Corporation shall be held at its principal place of business on the third Thursday in February of each year at ten o'clock a.m. local time or at such other location, place or time as may be designated by the Board of Directors. Elections of directors shall be held at the annual meeting.

     Section 2. Special Meetings. Special meetings of the shareholders of the Corporation may be called by the Chief Executive Officer of the Corporation, by the Board of Directors, or by shareholders holding 25% or more of the voting power of the Corporation.

     Section 3. Notice of Meetings. Thirty days advance written notice stating the place, day and hour of any meetings of the shareholders shall be delivered or mailed by the secretary of the Corporation or by the officer or persons calling the meeting to each shareholder at such address as appears upon the records of the Corporation. In the case of special meetings or when otherwise required by law, the purpose or purposes for which the meeting is called shall also be stated.

     Section 4. Quorum. At the meeting of shareholders, a majority of the votes entitled to be cast on a matter at the meeting constitutes a quorum. If a quorum is present when a vote is taken, action on a matter is approved if the votes cast in favor of the action exceed the votes cast in opposition to the action, unless a greater number is required by law, the Articles of Incorporation, or these Bylaws. If less than a quorum of the shareholders attend in person or by proxy, a majority of the shareholders who are present in person or by proxy may adjourn, without notice other than by announcement at the meeting, until the number of the shareholders required to form a quorum shall attend. No annual meeting of the shareholders may be adjourned to a date later than five months after the close of the fiscal year of the Corporation. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     Section 5. Waiver of Notice. Notice of any meeting of the shareholders may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the time and place of the meeting and its purpose. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

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     Section 6. Record Date. The Board of Directors may fix a record date, which may be a future date, for the purpose of determining the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. A record date may not exceed 70 days before the meeting or action requiring a determination of shareholders. If the Board of Directors does not fix a record date, the record date shall be the 40th day prior to the date of the meeting or other action.

     Section 7. Voting Rights. Except as hereinafter provided, each shareholder of the Corporation (as defined in the Articles) shall have the right to cast one vote on each matter submitted to a vote of the shareholders.

     Section 8. Voting by Proxy. A shareholder may vote either in person or by proxy executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. No proxy shall be voted at any meeting of the shareholders unless the proxy is filed with the secretary of the meeting at or before the meeting.

     Section 9. Action by Consent. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the Minute Book of the Corporation. If not otherwise determined pursuant to Section 6 of this Article III, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent to such action.

     Section 10. Presence. Any or all shareholders may participate in any annual or special shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder so participating is deemed to be present in person at the meeting.

                                   ARTICLE IV

                              ELECTION OF DIRECTORS

     Section 1. Nomination by Shareholders. Any person satisfying the qualifications for a Director (as specified in Article V, Section 1) may be nominated for that position by written nomination signed by at least those persons representing 1% of the outstanding shares of the Shareholders of the Corporation, if the written nomination is filed with the Secretary of the Corporation at least 60 days prior to the election. Upon the filing of any such nomination, the Secretary shall promptly make the filing known to the
Compensation and Nominating Committee of the Board of Directors, if such Committee has been established. Until such time as the Compensation and Nominating Committee of the Board of Directors is established, the Secretary shall promptly make the filing known to the Board of Directors and Compensation and Nominating Committee of American United Mutual Insurance Holding Company.

     Section 2. Nomination by the Board. When established, the Compensation and Nominating Committee shall submit to the Board of Directors at its last regular meeting occurring immediately prior to an Annual Meeting, its recommendations for a nominee for each Director position to be elected at the Annual Meeting of shareholders. The Board shall then designate, by majority vote of Directors present, its nominees for the position of Directors, and the term for which each shall serve. Until the Compensation and Nominating Committee of the Board of Directors is established, the Board of Directors shall consider recommendations

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made by the  Compensation  and  Nominating  Committee of American  United Mutual
Insurance Holding Company and shall then designate, by majority vote of Directors present at its last regular meeting occurring immediately prior to an Annual Meeting, its nominees for the position of Directors, and the term for which each shall serve.

     Section 3. Election at Annual Meeting. The election of Directors at the Annual Meeting of Shareholders shall be concluded by written ballot setting forth the names of all nominees and the number of Directors to be elected, and the polls shall remain open until all shareholders present in person or by proxy have had an opportunity to vote; provided, however that if there are no more nominees than the number of Directors to be elected, the election shall be accomplished by voice vote.

     Section 4. Voting of Proxies. All valid proxies in favor of the Secretary, however obtained, shall be voted by the Secretary as specified by the Board of Directors, at its latest duly constituted meeting prior to the meeting at which the proxies are to be voted. In the absence of the Secretary, the Chairman and Chief Executive Officer or an Assistant Secretary designated by the Board of Directors shall vote the proxies as specified by the Board of Directors.

                                    ARTICLE V

                               BOARD OF DIRECTORS

     Section 1. Duties and Qualifications. The business and affairs of the Corporation shall be managed by a Board of Directors. Each director shall be a citizen of the United States or the Dominion of Canada. No person shall be eligible for election as a director who has reached, or will reach, his or her seventy second birthday in the year of election, and is retired from his or her business or profession.


     Section 2. Number and Terms of Office. The Board of Directors shall consist of no fewer than 6 and no more than 18 members, as determined from time to time by resolution of the Board of Directors. Subject to the provisions of Section 3 of this Article V, each Director shall be elected for a term of one year and (except in the event the number of Directors is reduced at the expiration of his or her term) until his or her successor is duly elected and qualified.

     Section 3. Removal. Any director may be removed with or without cause by action of the shareholders taken at any meeting the notice of which states that one of the purposes of the meeting is removal of the director.

     Section 4. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, or disqualification shall be filled by a majority vote of the remaining members of the Board of Directors for the unexpired term of the director whose place is filled. Any vacancy on the Board of Directors occasioned by an increase in the number of directors shall be filled by a majority vote of the existing directors for a term ending with the next annual meeting of the shareholders of the Corporation.

     Section 5. Oath of Office. Each director of the Corporation, when elected, shall take and subscribe to an oath that he or she will, insofar as the duty devolves upon him or her, faithfully, honestly and diligently administer the affairs of the Corporation and that he or she will not knowingly violate or willingly permit violation of any laws applicable to the Corporation.

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     Section 6. Annual Meetings.  Unless otherwise  unanimously agreed upon, the
Board of Directors shall meet each year, immediately following the annual meeting of shareholders, at the place where the meeting of the shareholders was held. This meeting shall be held for the purpose of organization, election of officers of the corporation, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of any annual meeting of the Board of Directors.

     Section 7. Other Meetings. Meetings of the Board of Directors, other than the annual meeting, shall be held regularly once each quarter during the second, third, and fourth quarters of each calendar year, in accordance with a duly adopted resolution or motion of the Board of Directors. Special meetings may be called by the Chief Executive Officer of the Corporation, the Board of Directors of Directors, or any seven directors, upon five days' notice. The time and general purposes of any special meeting must be specified and given to each director either personally or electronic mail transmission, delivery through the United States postal service, by hand delivery, or by facsimile transmission, or telegram. No notice shall be necessary for any regular meeting, and a director may waive notice of any special meeting in writing (including writings transmitted by facsimile transmission or by telegram. Attendance at any meeting shall constitute a waiver of notice of that meeting. All meetings of the Board of Directors shall be held at the principal office or at any other place as the Board of Directors may unanimously designate.

     Section 8. Quorum. The presence of at least those Directors representing at least 51% of the director positions then authorized shall be necessary to constitute a quorum for the transaction of any business, except the filing of vacancies. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is required by law, the Articles of Incorporation or these Bylaws. If a quorum is not present, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 9. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all directors then in office. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes book of the Corporation. Action of the Board of Directors taken by consent is effective when the last director signs the consent, unless the consent specifies a prior or subsequent effective date.

     Section 10. Honorary Directors. Any person who has served as the Chief Executive Officer of the Corporation may be elected an honorary member of the Board of Directors and shall be privileged to attend all meetings of directors, but shall have no right to vote.

                                   ARTICLE VI

                                   COMMITTEES

     Section 1. Standing Committees. When the Board of Directors determines that it is appropriate or necessary, it shall, by resolution, establish one or more standing committees of the Board of Directors of the Corporation as follows:
Executive Committee, Audit Committee, Investment Committee and Compensation and Nominating Committee. The Board of Directors may from time to time create other standing committees as deemed desirable by amending these Bylaws or by resolution duly adopted.

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     Section 2. Members of Standing Committee.  At its annual meeting,  and when any standing committee has been established by resolution of the Board of Directors, the Board of Directors shall designate the members of each standing committee and shall, except as otherwise provided in these Bylaws, name the chairman thereof. The members of each standing committee shall serve for a term of one year and until their successors are chosen and qualified unless sooner removed. The Chief Executive Officer of the Corporation shall be an ex-officio member, with full voting power, of each standing committee except the Audit
Committee and the Compensation and Nominating Committee. Subject to any limitation imposed by these Bylaws and applicable law, the Board of Directors shall have the power at any time to increase or decrease the number of members of any standing committee, to appoint or remove members from any standing committee, and to fill vacancies on any standing committee.

     At any meeting of a standing committee, a designated director may act in the place of an absent member of that committee with full voting rights. Each designated director shall be selected in the following manner: The Chief Executive Officer shall contact a member or members of the board in alphabetical order according to the members' last names until he or she obtains agreement of the necessary number of Directors to attend the standing committee meeting. After the first selection under this Section, contact shall commence with the name alphabetically following that of the director agreeing to serve.

     Section 3. Meetings of Standing Committees. Meetings of each standing committee that has been established may be called by its chairman or by the Chief Executive Officer of the Corporation. Each committee shall hold its meetings in accordance with the rules of procedure as designated by the majority of the committee members and at the locations designated by the majority of the committee members. Except as otherwise provided by these Bylaws, each committee shall select a secretary, who shall not be required to be a member of the committee, to record the minutes of all its meetings.

     Section 4. Special Committees. Special committees may be designated by a resolution adopted by a majority of the Directors present at any board meeting at which a quorum is present. Except as otherwise provided in the resolution, members of each special committee shall be members of the Corporation, and the Chief Executive Officer of the Corporation shall appoint the committee members. Any special committee member may be removed by the person or persons authorized to appoint that member whenever in their judgment the best interests of the Corporation shall be served by that removal. Any special committee shall have only the responsibilities for which it was created. It shall have no power to act except as specifically conferred upon it by action of the Board of Directors. Upon completion of its duties, the special committee shall be discharged. Each member of a special committee shall serve the committee until it is discharged unless the member is removed from the committee or ceases to qualify as a member. Committee vacancies shall be filled by appointments made in the same manner as provided in the case of the original appointments.

                                   ARTICLE VII

                  COMPOSITION AND DUTIES OF STANDING COMMITTEES

     Section 1. Executive Committee. When established by resolution of the Board of Directors, the Executive Committee shall consist of the Chairman of the Board and not less than 3 nor more than 7 other members of the Board of Directors. No member of the committee shall continue as such after he or she ceases to be a member of the Board of Directors. The Chairman of the Board shall be chairman of the committee and a vice chairman may be designated by the committee. The committee shall select a secretary from among its members to keep accurate minutes of all meetings. The minutes shall be presented for approval to the next

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regular meeting of the Board of Directors.

     Except as otherwise provided in these Bylaws, during the intervals between meetings of the Board of Directors and subject to any limitations imposed by law, the Articles of Incorporation, or these Bylaws, the Executive Committee shall, after it is established, have and may exercise all the authority of the Board of Directors in the management of the Corporation. However, no action shall be taken that will conflict with the expressed policies of the Board of Directors.


     Section 2. Investment Committee. When established by resolution of the Board of Directors, the Investment Committee shall consist of the Chief Executive Officer, not less than 2 other members of the Board of Directors and not more than two officers of the Corporation who are not members of the Board of Directors. The committee shall select a Secretary, who shall not be required to be a member of the committee, and who shall keep accurate minutes of all meetings. The minutes shall be presented for approval to the next regular meeting of the Board of Directors.

     Except as otherwise provided in these Bylaws, and subject to law and to the general control of the Board of Directors, the Investment Committee shall, after it is established, supervise, pass upon and authorize the investment of all funds of the Corporation. It shall have the power to purchase and sell or otherwise acquire or dispose of real estate, bonds, mortgages, securities or other investments, to authorize and direct conveyances of real estate and interests therein and thereunder, including the execution of deeds, leases, releases, discharges and other related documents, and to direct all other things necessary or incidental to the authorization, acquisition, supervision, control and disposition of all the investments of the corporation. The Committee shall also perform such other duties as these Bylaws or the Board of Directors may prescribe.

     Section 3. Audit Committee. When established by resolution of the Board of Directors, the Audit Committee shall consist of three members of the Board of Directors.

     Except as otherwise provided in these Bylaws, and after it is established by resolution of the Board of Directors, the Audit Committee shall, prior to the annual meeting, recommend selection of independent certified public accountants for the fiscal year to the Board of Directors. The Audit Committee, after it is established, shall engage the independent auditors selected by the voting members, be responsible for establishing the independent audit, and review the results of the independent audit prior to presentation to the Board of Directors. The Audit Committee shall also, after it is established, be responsible for establishing the scope of the internal audit function, reviewing internal controls, and following up on deficiencies noted. The Audit Committee will, after it is established, confer with internal auditing personnel, independent auditors, and other consultants as deemed necessary on significant audit findings and shall report and make recommendations to the Board of Directors as necessary.

     Section 4. Compensation and Nominating Committee. When established by resolution of the Board of Directors, the Compensation and Nominating Committee shall consist of no fewer than 3 nor more than 7 members. The Compensation and Nominating Committee shall then review all senior executive management personnel of the Corporation who earn $100,000 or more in salary, bonuses, and other forms of compensation. The Compensation and Nominating Committee, when established, shall review salary and performance compensation levels, employee benefit plans, stock option plans (if any), and other compensation related programs of the Corporation and shall make recommendations to the Board of Directors as to modifications or

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additions to existing plans and programs as well as specific compensation levels of senior executive management personnel.

     In  addition,   and  subject  to  the  provisions  of  these  Bylaws,   the
Compensation and Nominating Committee shall have all such rights and duties as set forth in Article IV.

     Section 5. Satisfaction of Duties of Standing Committees Until Established. Until the Board of Directors has, by resolution, established any or all of the standing committees provided for in these Bylaws, the duties of such standing committees of the Corporation that are set forth in these Bylaws shall be performed by the Board of Directors after receipt and consideration of the recommendations of the respective standing committees of the Board of Directors of American United Mutual Insurance Company or Board of Directors thereof.

                                  ARTICLE VIII

                                    OFFICERS

     Section 1. Number and Qualification. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Chief Executive Officer, one or more Senior Vice Presidents and one or more additional Vice Presidents, a General Counsel, a Medical Director, a Secretary, a Treasurer, a Controller, a Chief Actuary, and such other officers as the board of directors may elect in accordance with the provisions of this article. The Chairman of the Board, the President, and the Chief Executive Officer shall be chosen from among the directors of the corporation, and if any one of those officers ceases to be a director he or she shall cease to hold that office as soon as his or her successor is elected and qualified. More than one office may be held by the same person, except the duties of the President and Secretary shall not be performed by the same person.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting. If the election of officers is not held at the annual meeting, the election shall be held as soon thereafter as is convenient. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor is duly elected and qualified.

     Section 3. Vacancies. Whenever any vacancies occur in any of the offices of the Corporation by reason of death, resignation, disqualification, removal or otherwise, the office may be filled by the Board of Directors at a regular or special meeting. The newly elected officer shall hold office until the next annual meeting of the Board of Directors and until the officer's successor is duly elected and qualified. Section 4. Removal. Any officer of the Corporation elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interest of the corporation would be served. Such removal shall be without prejudice to any contract right of the officer so removed.

                                   ARTICLE IX

                               DUTIES OF OFFICERS

     Section 1. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and at all meetings of directors. The Chairman shall be entitled to vote upon questions and motions submitted to vote of the Board of Directors only when his or her vote is required to break

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a tie. The Chairman  shall  perform those duties as these Bylaws or the Board of
Directors prescribe.

     Section 2. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the Chairman of the board or the President, as determined by the Board of Directors. Subject to the general control of the Corporation by the Board of Directors and the Executive Committee, when it has been established pursuant to these Bylaws, the Chief Executive Officer shall supervise, direct and control the business and affairs of the Corporation and shall discharge all the usual functions and duties of that office. Except as otherwise provided in these Bylaws, the Chief Executive Officer shall appoint, and at his or her discretion, remove employees of the Corporation, fix and at times change their compensation, designate their titles and determine their duties. The Chief Executive Officer shall appoint temporary or permanent committees of officers and employees as he or she deems necessary for the control and supervision of the business. The Chief Executive Officer shall have general supervision and direction of all of the other officers of the Corporation and the employees of all departments. The Chief Executive Officer shall keep the Board of Directors and Executive Committee, when it has been established, fully informed as to the activities of the Corporation, and shall prepare and submit to each annual meeting of shareholders a report on the business of the Corporation for the preceding year and a statement of its current financial condition. The Chief Executive Officer shall perform such other duties as these Bylaws or the Board of Directors prescribe.

     Section 3. President. The President shall have power to perform the duties prescribed by the Board of Directors, the Chairman of the Board, or these Bylaws.

     Section 4. Senior Vice Presidents and Vice Presidents. The Senior Vice Presidents and Vice Presidents shall have the powers to perform the duties prescribed by the Board of Directors, the Chief Executive Officer of the Corporation, or these Bylaws.

     Section 5. General Counsel. The General Counsel shall be the chief consulting officer of the Corporation on all legal matters. The General Counsel shall, subject to the control of the Board of Directors and Executive Committee, when it has been established, have control of all legal matters pertaining to the business of the Corporation and shall perform such other duties as these Bylaws or the Board of Directors prescribe.

     Section 6. Medical Director. The Medical Director shall be the chief underwriting officer of the Corporation on all medical matters. The Medical Director shall, subject to the control of the Board of Directors and Executive Committee, have control of all medical matters pertaining to applications for new insurance or reinstatement of old insurance, appointment and supervision of medical examiners, and other medical matters pertaining to the corporation's underwriting operations. The Medical Director shall perform other duties as these Bylaws or the Board of Directors prescribe.

     Section 7. Secretary. The Secretary shall attend all meetings of shareholders and meetings of the Board of Directors and shall be responsible for a true and complete record of the proceedings of those meetings. The Secretary shall serve notice of all corporate meetings in accordance with these Bylaws, have custody of the books (except books of account), records and corporate seal of the Corporation, affix the corporate seal to all papers and documents requiring a seal, and perform other duties as these Bylaws or the Board of Directors prescribe.

     Section 8. Treasurer. The treasurer shall be the custodian of all funds, notes, securities, and instruments of title and valuables belonging to and in the possession of the Corporation. The treasurer shall deposit, or cause to be deposited, all funds of the Corporation not required to be on hand in the operation of the business, in banks or depositories designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as authorized, and take proper vouchers for such disbursements. The treasurer shall furnish the Board of Directors a statement of the financial condition of the Corporation at or before each annual meeting and perform other duties as these Bylaws or the Board of Directors prescribe.

     Section 9. Controller. The Controller shall be responsible for keeping current and complete records of account, showing accurately the financial condition of the Corporation. The Controller shall assemble budget information and keep budgetary control of disbursements of the Corporation, and perform other duties as these Bylaws or the Board of Directors prescribe.

     Section 10. Actuary. The Actuary shall be the chief consulting officer on all matters relating to the pricing and designing of insurance contracts issued by the Corporation. The Actuary shall, subject to the controls of the Board of Directors and Executive Committee, have control of matters pertaining to premium rates, dividends, policy values, reserve basis, and benefits provided in the insurance contracts issued by the Corporation. The Actuary shall perform such other duties as these Bylaws or the Board of Directors prescribe.

     Section 11. Other Officers. Other officers that the Board of Directors may elect or appoint shall have the duties specified by the Board of Directors. In the absence of specification, the duties shall be specified by the officer whom the person was appointed to assist.

                                    ARTICLE X

                                  MISCELLANEOUS

     Section 1. Fiscal Year. The fiscal year of the corporation begins on the first day of January of each year and ends on the thirty-first day of December of the same year.

     Section 2. Execution of Instruments. Except as may otherwise be provided by resolution of the Board of Directors or Executive Committee, all contracts, bills of sale, deeds, mortgages, leases, and other similar instruments, as well as all policies of insurance and annuity contracts of the corporation, shall be signed by the Chairman of the Board or by the President. When required, the secretary, or an assistant secretary, shall affix the corporate seal and attest the same.

     Section 3. Checks. All checks, drafts, notes and other instruments calling for the payment of money by or to the Corporation shall be executed and endorsed by the officers who the Board of Directors or Executive Committee shall specify by resolution.

     Section 4. Bonds and Insurance. All officers, employees and other persons who have control of or access to the moneys, securities, or properties of the Corporation shall be bonded with adequate surety. Fire, casualty and other insurance shall also be carried for the protection of the Corporation, its personnel and property. The sufficiency of sureties on all bonds, the contingencies insured against in such bonds and insurance policies and the amount thereof shall be in compliance .with the requirements of law. A report showing the status of such bonds and hazard insurance shall be submitted to the Board of Directors at each annual meeting.

                                   ARTICLE XI

                                   AMENDMENTS

     Section 1. Amendments to Bylaws. The power to make, alter, amend or repeal all or any part of these Bylaws is vested in the Board of Directors, and the affirmative vote of a majority of all the members of the Board of Directors shall be necessary to effect any such change in these Bylaws.

I hereby certify that the foregoing is a true copy of the Bylaws of AMERICAN UNITED LIFE INSURANCE COMPANY and that same are in full force and effect this _______ day of March 2004 .

     As amended by resolution of the Board Of Directors on February  13th,  2004
and

                                          Signed by

                                          /s/ Jerry D. Semler
                                          _________________________________
                                          Jerry D. Semler, Chairman of the Board
                                          And Chief Executive Officer

                                          and

                                          /s/ Thomas M. Zurek
                                          _________________________________
                                          Thomas M. Zurek, Secretary